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                                                                    EXHIBIT 10.3

                               CRAWFORD & COMPANY
                  1997 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

     Section 1. Plan Established. Crawford & Company, a Georgia corporation, hereby adopts as of the 4th day of February, 1997, this 1997 Non-Employee Director Stock Option Plan, pursuant to which Non-Employee Directors of the Company shall be granted Options to purchase shares of the Class A Common Stock of the Company; provided that no Option shall be granted under the Plan until shareholder approval of the Plan has been obtained and provided further that the Plan will terminate if shareholder approval is not received for the Plan within twelve (12) months after the date first written above.

     Section 2. Purpose of Plan. The purpose of the Plan is to strengthen the Company by providing to Non-Employee Directors added incentives for high levels of performance and to encourage stock ownership in the Company on a basis consistent with that provided to key employees, including employee directors, under the Company's stock option and stock purchase plans. The Plan seeks to accomplish these goals by providing a means whereby these Non-Employee Directors shall be given an opportunity to purchase, by way of option, shares of Stock of the Company.

     Section 3. Definitions:

          (a)  "Board" means the Board of Directors of the Company.

          (b)  "Code" means the Internal Revenue Code of 1986, as amended.

          (c) "Company" means Crawford & Company, a Georgia corporation and any successor to such corporation.

          (d) "Fair Market Value" means the closing price for a share of Stock on the New York Stock Exchange (or if Stock is no longer traded on the New York Stock Exchange, on the exchange or quotation system which reports or quotes the closing price for a share of Stock) as accurately reported for any date (or, if no shares of Stock are traded on such date, for the immediately preceding date on which shares of Stock were traded) in The Wall Street Journal (or if The Wall Street Journal no longer reports such price, in a newspaper or trade journal selected by the Board).

          (e) "Non-Employee Director" means any member of the Board who is not, at the time of grant of an Option, an employee or officer of the Company.

          (f) "Option" means any option awarded under this Plan.

          (g) "Optionee" means any Non-Employee Director awarded an Option.

          (h) "Plan" means this Crawford & Company 1997 Non-Employee Director Stock Option Plan, as amended from time to time.

          (i) "Stock" means the Class A Common Stock of the Company.

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     Section 4. Eligibility. Each Non-Employee Director shall be eligible to and shall receive Options on (i) the day of the shareholder meeting of the Company at which the Plan is approved for all Non-Employee Directors elected or re-elected to the Board at that meeting; (ii) the day of first election to the Board for all individuals who are not members of the Board on the date of shareholder approval of the Plan; and (iii) on the day of each annual meeting of the shareholders of the Company following shareholder approval of the Plan and in which the Non-Employee Director is re-elected to the Board.

     Section 5. Grant of Options. Options shall be granted for the indicated number of shares of Stock to each eligible Non-Employee Director as follows:

     (i)  10,000 shares on the day of shareholder approval of the Plan;

     (ii) 10,000 shares on the day of first election to the Board; and

     (iii) 2,000 shares on the day of re-election to the Board after shareholder approval of the Plan.

     Section 6. Shares Subject to the Plan. The maximum aggregate number of shares in respect to which Options may be granted is 300,000 shares of Stock. The maximum aggregate number of shares is subject, however, to increase or decrease pursuant to the provisions of Section 13. If any Option will terminate for any reason without having been exercised in full, the shares applicable to the unexercised portion of the Option will become available for other Options under this Plan, unless the Plan is then terminated.

     Section 7. Term of Plan. The Plan will continue for a period of ten (10) years from the date upon which it is approved by the Shareholders of the Company; provided, however, that the Board or Shareholders may terminate the Plan at any time within their absolute discretion. No such termination, other than as provided for in Section 14, will in any way affect any Option then outstanding.

     Section 8. Option Price. The option price of the shares under each Option shall be the Fair Market Value of the shares on the date of the grant of the Option.

     Section 9. Exercise of Options. Each Option shall be exercisable at any time after grant and before termination in accordance with Sections 11 and 14 by delivery to the Company's Corporate Secretary of a notice of exercise, together with payment in accordance with Section 10.

     Section 10. Payment of the Option Price.

          (a) Full payment of the option price for the number of shares specified in the notice of exercise delivered pursuant to Section 9 shall accompany such notice of exercise.

          (b) The option price may be paid (i) in cash or certified check; (ii) by delivery to the Company of shares of Stock with a Fair Market Value on the exercise date equal to the option price; or (iii) by any combination of
     (i) or (ii).

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     Section 11. Termination of the Option. Subject to Section 14, each Option shall terminate on:

     (i) the date on which the Optionee is no longer a Non-Employee Director, but only if such date occurs prior to the fifth anniversary of the grant date of the Option; or

     (ii) if the Optionee remains a Non-Employee Director through the fifth anniversary of the grant date of the Option, on the tenth anniversary of the grant date of the Option.

     Section 12. Non-Transferable. No Option will be assignable or transferable except by will or by laws of descent and distribution. Any other attempted assignment or transfer, or any attempted pledge, hypothecation or other disposition of, or levy of any execution, attachment or similar process upon any Option will be null and void and without effect. During the lifetime of an Optionee, the Option will be exercisable only by the Optionee.

     Section 13. Change in Capitalization. If the outstanding shares of Stock are increased, decreased, or changed into, or exchanged for a different number or kind of shares or securities of the Company, without receipt of consideration by the Company, through reorganization, merger, recapitalization, reclassification, stock split, stock dividend, stock consolidation, or otherwise, an adjustment will be made in the number and kind of shares as to which Options may be granted and a corresponding adjustment changing the number or kind of shares and the exercise price per share allocated to unexercised Options, or portions thereof, which will have been granted prior to any such change will likewise be made. Any such adjustment, however, in an outstanding Option will be made without change in the total price applicable to the unexercised portion of the Option, but with a corresponding adjustment in the number of shares and price for each share subject to the Option. Adjustments under this Section will be limited to and be on the same basis as those made under the Company's 1997 Key Employee Stock Option Plan. No fractional shares of Stock will be issued under the Plan on account of any such adjustment.

     Section 14. Mergers or Consolidations. Not less than thirty (30) days prior to the dissolution or liquidation of the Company or a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company will not be the surviving or resulting corporation, or a sale of substantially all of the assets of the Company to another person, or a reverse merger in which the Company is the surviving corporation but the shares of the Stock outstanding immediately preceding the merger are to be converted by virtue of the merger to other property (a "Terminating Event"), the Board shall notify each Optionee of the pendency of the Terminating Event. Upon the date thirty
(30) days after delivery of the notice, any Option or portion thereof not exercised will terminate, and upon the effective date of the Terminating Event, the Plan will terminate, unless provision is made in connection with the Terminating Event for assumption of Options previously granted, or substitution for such Options of new options offering stock of a successor employer corporation, or a parent or subsidiary corporation thereof, solely at the option of the successor corporation or parent or subsidiary corporation, with appropriate adjustments as to the number and kind of shares and prices.

     Section 15. Disposition of Shares. Any Optionee who acquires Stock pursuant to an Option will, so long as he or she remains a member of the Board, be obligated to advise the Company in the case of each sale or other disposition of any Stock so acquired, such advice to be

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given to the Company's Corporate Secretary immediately upon the occurrence of any such sale or other disposition.

     Section 16. Option Certificate. Each Option granted will be evidenced by a written Option Certificate executed on behalf of the Company in the form attached as Exhibit "A" hereto.

     Section 17. Amendment of Plan and Options. The Board may only make changes in the Plan with the approval of the shareholders of the Company, other than changes required by the Code, federal securities laws, or rules and regulations promulgated thereunder. No change in the terms and conditions of any Option may be made without the consent of the Optionee.

     Section 18. Applicable Law; Severability; Interpretation. The Plan will be construed, administered, and governed in all respects in accordance with the laws of the State of Georgia. If any provision of the Plan will be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions of the Plan will continue to be fully effective. For purposes of this Plan, references to the masculine shall include the feminine, reference to the singular shall include the plural, and references to the plural shall include the singular.

     Section 19. Shares Reserved. The Company shall at all times during the term of the Plan reserve and keep available the number of shares of Stock as will be sufficient to satisfy the requirements of the Plan, and will pay all fees and expenses necessarily incurred by the Company in connection therewith.

     Section 20. No Shareholder Rights. No Optionee shall have any rights as a shareholder of the Company as a result of the grant of an Option to him or her under this Plan or his or her exercise of such Option pending the actual delivery of Stock subject to such Option to such Optionee.

     Section 21. Titles. Titles are provided in this Plan for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

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     On this 4th day of February, 1997, I hereby certify that the foregoing Plan was duly adopted by the Board on this date.


                                        /s/ Judd F. Osten
                                        ----------------------------------------
                                        Judd F. Osten
                                        Corporate Secretary

(Corporate Seal)

     On this 22nd day of April, 1997, I hereby certify that the foregoing Plan was duly approved by the shareholders on April 22, 1997.


                                        /s/ Judd F. Osten
                                        ----------------------------------------
                                        Judd F. Osten
                                        Corporate Secretary

(Corporate Seal)